UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane Suite 2000
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2026, Arcadia Biociences, Inc. (the "Company") received an expected letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its stockholders’ equity, as reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Form 10-Q”), did not meet the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires that a listed company’s stockholders’ equity be at least $2,500,000 (the “Stockholders’ Equity Requirement”). In the Form 10-Q, the Company reported stockholders’ equity as of June 30, 2026, of $633,000, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). The Letter also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, and therefore, the Company no longer complied with Nasdaq’s listing rules.

The Letter has no immediate impact on the listing of the Company’s common stock on the Nasdaq Capital Market, which will continue to be listed and traded on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

Under Nasdaq Listing Rules, the Company has 45 calendar days, or until October 15, 2026, to provide Nasdaq with a plan to achieve and sustain compliance. The Company is currently evaluating various alternatives and intends to timely submit a plan to Nasdaq to regain compliance with the Stockholders’ Equity Requirement. If Nasdaq accepts the Company’s plan to regain compliance, Nasdaq may grant an extension of up to 180 calendar days from the date of the Letter to evidence compliance. There can be no assurance that Nasdaq will accept the Company’s plan, if submitted, to regain compliance with the Stockholders’ Equity Requirement or, if accepted, that the Company will evidence compliance with the Stockholders’ Equity Requirement during any extension period that Nasdaq may grant. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel pursuant to Nasdaq Listing Rule 5815(a). Such a hearing request ordinarily stays any suspension or delisting action based on the circumstances described in this Letter pending the issuance of a written panel decision. However, there can be no assurance that such appeal would be successful.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Listing Rule 5810(b).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These statements include statements made about the Company’s intent to submit a plan to regain compliance with the Stockholders’ Equity Requirement or ability to regain compliance with the minimum Stockholders’ Equity Requirement and other continued listing requirements. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by such forward-looking statements. These risks and uncertainties, many of which are beyond the Company’s control, include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 26, 2026, and the Company’s other subsequent Exchange Act filings. In addition, these forward-looking statements may be subject to risks and uncertainties relating to, among others: the Company’s ability to submit a plan that will be accepted by Nasdaq relating to regaining compliance with the Stockholders’ Equity Requirement; the Company’s ability to meet the continued listing standards of the Nasdaq Capital Market; the Company’s financial position; and the Company’s ability to access capital in the future if and when required. There are no assurances that required funding will be available at all or will be available in sufficient amounts or on reasonable terms. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Except as required by applicable law, the Company disclaims any obligation to update these forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	September 4, 2026	By:	/s/ Thomas J. Schaefer
Thomas J. Schaefer, Chief Executive Officer